Exhibit 1.1
Sila Realty Trust, Inc.
Common Stock
($0.01 par value)
ATM EQUITY OFFERING SALES AGREEMENT
August 12, 2025
BofA Securities, Inc.
Wells Fargo Securities, LLC
Truist Securities, Inc.
BMO Capital Markets Corp.
Huntington Securities, Inc.
Citigroup Global Markets Inc.
Janney Montgomery Scott LLC
As Agents and/or Forward Sellers
Bank of America, N.A.
Wells Fargo Bank, National Association
Truist Bank
Bank of Montreal
Huntington Securities, Inc.
Citibank, N.A.
As Forward Purchasers
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Sila Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through BofA Securities, Inc., Wells Fargo
Securities, LLC, Truist Securities, Inc., BMO Capital Markets Corp., Huntington Securities, Inc., Citigroup Global
Markets Inc. and Janney Montgomery Scott LLC, as sales agents, principals and/or (except in the case of Janney
Montgomery Scott LLC) forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and
Bank of America, N.A., Wells Fargo Bank, National Association, Truist Bank, Bank of Montreal, Huntington
Securities, Inc. and Citibank, N.A., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the
“Common Stock”), having an aggregate gross sales price not to exceed $250,000,000, on the terms set forth in this
ATM Equity Offering Sales Agreement. For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable
Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below)
expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; provided that Janney Montgomery Scott LLC is not acting as forward seller.

The Company agrees that whenever it determines to sell Shares directly to an Agent or Agents as principal(s) it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this
Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity
Offering Sales Agreement and any applicable Terms Agreement.
The Company and Sila Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating
Partnership”) agree that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will enter into a Supplemental Confirmation (each, a “Supplemental Confirmation”), as contemplated by an executed
Master Confirmation with the relevant Forward Purchaser, in substantially the form of Annex II hereto, with such changes as the parties thereto may agree (the “Master Confirmation”, together with such Supplemental
Confirmation, any additional supplement thereto and the Agreement (as defined in the Master Confirmation) and any other incorporated documents, the “Confirmation”), relating to such sale in accordance with Section 2 hereof.
Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such
Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including any Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any
Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward
Purchaser will attempt to borrow and then offer, through its related Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an
“automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”) on Form S-3 (File No. 333-289529), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule
462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form
S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule
430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the
1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base
Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the
Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:
“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agents.
“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c)
or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the
1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule
405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the
Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agents and the Forward Purchasers pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents and the Forward Purchasers or such Agents, as the case may be.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an
Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is
“contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration
Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the
Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration
Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers at the date of this Agreement, and on each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report
Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agree with the Agents and the Forward
Purchasers, as follows:
(i)Compliance of the Registration Statement, the Prospectus and Incorporated Documents.
The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration
Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration
Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations
(“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each
of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the
Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration
Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure
Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the
Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration
Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration
Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information (as defined in Section 6(b) of this Agreement).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the
Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the
Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act
Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933
Act provided by Rule 163.
(iv)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration
Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with
Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the
Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this ATM
Equity Offering Sales Agreement and any Terms Agreement, and (E) at each Applicable Time, the
Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(v)Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act
Regulations) of the Shares, (C) at the date of this ATM Equity Offering Sales Agreement and any Terms
Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)Independent Accountants. The accountants who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the
Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the
1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board, in the case of the Company, and Rule 101 of AICPA’s Code of Professional Conduct and its interpretations and rulings in the case of any business or property for which financial statements are so included for purposes of complying with Rule 3.05 and 3.14 of Regulation S-X of the 1933 Act Regulations.
(vii)Financial Statements; Non-GAAP Financial Measures. The financial statements of the
Company included or incorporated by reference in the Registration Statement, the General Disclosure
Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S.
generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods specified. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information set forth therein, have been prepared in conformity with
GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.
Any pro forma financial statements and the related notes thereto included in the Registration Statement, the
General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the
General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the
Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with
Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(viii)No Material Adverse Change. Except as stated in the Registration Statement, the General
Disclosure Package and the Prospectus, since the respective dates as of which information is given in the
Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”),
(B) there have been no transactions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(ix)Good Standing of the Company. The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and (B) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (x) the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (y) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement
(collectively, a “Material Adverse Effect”).
(x)Good Standing of the Operating Partnership. The Operating Partnership (A) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the
Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement and (B) Operating Partnership is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in each case, where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a
Material Adverse Effect.
(xi)Authority of the General Partner. The Company, as general partner of the Operating
Partnership (the “General Partner”), has the power and authority, as the sole general partner of the
Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating
Partnership’s obligations under this Agreement. The Company is the sole member of the General Partner.
(xii)Agreement of Limited Partnership. The Agreement of Limited Partnership of the
Operating Partnership has been duly authorized by the Company as the General Partner and is a valid and binding agreement of the Company and the Operating Partnership, enforceable against each of the
Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(xiii)Good Standing of Subsidiaries. Each significant subsidiary (as the term is defined in
Rule 1-02 of Regulation S-X) of the Company (other than the Operating Partnership) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and
is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a
Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package
and the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each significant subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any significant subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such significant subsidiary or any other person or entity.
(xiv)Capitalization; Listing of Common Stock.   The Company has an authorized
capitalization as described in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the General Disclosure Package and the
Prospectus; and all of the issued shares of capital stock or other equity interests of each subsidiary of the
Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the General Disclosure Package and the Prospectus.
(xv)Authorization of this Agreement and Confirmations. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. Each Confirmation has
been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.
(xvi)Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the
Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Common
Stock conforms to all statements relating thereto contained in the Registration Statement, the General
Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. Any shares of Common Stock to be delivered by the Company pursuant to any Confirmation
(the “Confirmation Shares”) will have been duly authorized for issuance and sale to the applicable Forward
Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the
Company in accordance with such Confirmation upon payment of any consideration required by such
Confirmation, will be validly issued, fully paid and non-assessable, and the issuance of such Confirmation
Shares will not be subject to any preemptive or similar rights. The issuance, sale and/or delivery by the
Company of Confirmation Shares to the applicable Forward Purchaser or any of its affiliates pursuant to the terms of any Confirmation in accordance with the terms thereof and the delivery by such Forward
Purchaser or any of its affiliates of such Confirmation Shares to close out open borrowings of Common
Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the 1933 Act.

(xvii)OP Units. Except as disclosed in the General Disclosure Package and the Prospectus, (i)
no common limited partnership units (the “OP Units”) of the Operating Partnership are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii)
there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for
OP Units or any other securities of the Operating Partnership.
(xviii)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.
(xix)Absence of Violations, Defaults and Conflicts. Neither the Company, the Operating
Partnership nor any of their respective subsidiaries are (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company, the Operating Partnership or any of their respective subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the
Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any Confirmation and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance, sale and delivery of the Shares and any Confirmation Shares and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the
Company, the Operating Partnership or any of their respective subsidiaries pursuant to, the Agreements and
Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company, the Operating Partnership or any of their respective subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment
Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company, the Operating Partnership or any of
their respective subsidiaries.
(xx)Absence of Labor Disputes. No labor dispute with the employees of the Company, the
Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’
principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(xxi)Absence of Proceedings. Except as disclosed in the Registration Statement, the General
Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company or the
Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect.
The aggregate of all pending legal or governmental proceedings to which the Company, the Operating
Partnership or any of their respective subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General
Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.
(xxii)Employee Benefit Plan. Each employee benefit plan, within the meaning of Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as
amended (the “Code”)) would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, have a
Material Adverse Effect.
(xxiii)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.
(xxiv)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s or the Operating Partnership’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement, any Confirmation or for the offering, issuance, sale or delivery of
Shares or Confirmation Shares or the consummation of the transactions contemplated by this Agreement or any Confirmation, except such as have been already obtained or as may be required under the 1933 Act, the
1933 Act Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxv)Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations
(collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse
Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company, the
Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse
Effect.

(xxvi)Title to Property. The Company, the Operating Partnership and their respective subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration
Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of their respective subsidiaries. All of the leases and subleases material to the business of the Company, the Operating
Partnership and their respective subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership or any of their respective subsidiaries holds properties described in the
Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company, the Operating Partnership nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxvii)Compliance with Property Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any property; except as disclosed in the Registration Statement, the General Disclosure Package and the
Prospectus, each of the properties (i) complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, and (ii) has water, stormwater, sanitary sewer, electricity and telephone service available over duly dedicated streets or perpetual easements of record benefiting the applicable property, except where the failure to comply or unavailability would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of their respective subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company, the Operating Partnership nor any of their subsidiaries has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would, individually or in the aggregate, have a Material Adverse Effect.
(xxviii)No Default Under Leases. Except as disclosed in the Registration Statement, the General
Disclosure Package or the Prospectus, the Company, the Operating Partnership or one of their respective subsidiaries holds the lessor’s interest under the leases with any tenants occupying each property
(collectively, the “Leases”); except as would not, individually or in the aggregate, have a Material Adverse
Effect, (i) neither the Company, the Operating Partnership nor any of their respective subsidiaries, nor, to the knowledge of either the Company or the Operating Partnership, any other party to any Lease, is in breach or default of any such Lease; (ii) to the knowledge of the Company and the Operating Partnership, no event has occurred or has been threatened in writing, that, with or without the passage of time or the giving of notice, or both, would, individually or in the aggregate, constitute an event of default under any
Lease or would permit the termination, modification or acceleration under such Lease; and (iii) neither the
Company, the Operating Partnership nor any of their respective subsidiaries has sent, received or otherwise become aware of any communication regarding termination of, or intent not to renew any of the Leases with any of the top 10 tenants (based on contractual base rent for the most recent fiscal quarter ended) of the Company, and no such termination or non-renewal has been threatened by the Company, the Operating
Partnership or any of their respective subsidiaries or, to the knowledge of the Company or the Operating
Partnership, any other party to any such Leases.
(xxix)Mortgages. Except as disclosed in the Registration Statement, the General Disclosure
Package and the Prospectus, no mortgages encumbering the properties are or will be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such property or in the Company, the
Operating Partnership or any of their respective subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their respective subsidiaries; or (iii)
cross-collateralized to any property or assets not owned directly or indirectly by the Company, the
Operating Partnership or any of their respective subsidiaries.

(xxx)Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries own or possess, or have the right to use through a valid and enforceable license, adequate rights in all intellectual property, including, without limitation, patents, patent rights, licenses, inventions, copyrights, know how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company, the Operating Partnership nor any of their respective subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any
Intellectual Property invalid or inadequate to carry on the business as currently conducted, except as to which invalidity or inadequacy would not, singly or in the aggregate, result in a Material Adverse Effect.
(xxxi)Environmental Laws. Except as described in the Registration Statement, the General
Disclosure Package and the Prospectus, or except as would not, singly or in the aggregate, result in a
Material Adverse Effect, (A) neither the Company, the Operating Partnership nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B)
the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, the
Operating Partnership or any of their respective subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or their respective subsidiaries relating to Hazardous
Materials or any Environmental Laws.
(xxxii)No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company, the Operating Partnership or any of
their respective subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and
that is not so described therein.

(xxxiii)Accounting Controls and Disclosure Controls. The Company, the Operating Partnership
and the significant subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting
Language incorporated by reference in the Registration Statement, the General Disclosure Package and the
Prospectus fairly presents the required information in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration
Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and each of their subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxiv)Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is and will be in compliance in all material respects with all applicable provisions of the
Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.
(xxxv)Payment of Taxes. All United States federal income tax returns of the Company, the
Operating Partnership and their respective subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company, the Operating
Partnership and their respective subsidiaries through the fiscal year ended December 31, 2024 have been settled and no assessment in connection therewith has been made against the Company, the Operating
Partnership or any of their respective subsidiaries. The Company, the Operating Partnership and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership or any of their respective subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a
Material Adverse Effect.

(xxxvi)Insurance. Each of the Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect. Each of the
Company and the Operating Partnership has no reason to believe that it or any of their respective subsidiaries will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.
(xxxvii)Investment Company Act. Neither the Company nor the Operating Partnership is
required, and upon the issuance and sale of the Shares and any Confirmation Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General
Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(xxxviii)REIT Status. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, for its taxable year ended
December 31, 2014. Commencing with its taxable year ended December 31, 2014, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and its proposed method of tax operation does and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the
Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and the General
Disclosure Package or any amendment or supplement thereto are accurate summaries of the legal or tax matters described therein in all material respects.
(xxxix)Absence of Manipulation. Neither the Company, the Operating Partnership nor any
affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating
Partnership or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation
M under the 1934 Act.
(xl)Foreign Corrupt Practices Act. None of the Company, the Operating Partnership, any of
their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating
Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, the
Operating Partnership, their respective subsidiaries and, to the knowledge of the Company and the
Operating Partnership, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures reasonably designed to promote compliance therewith.

(xli)Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting
Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, the Operating Partnership or their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the
Company or the Operating Partnership, threatened.
(xlii)OFAC. None of the Company, the Operating Partnership, any of their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the
U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council,
the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively,
“Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions
(as of the date hereof, include, but are not limited to, Cuba, Iran, North Korea and the Crimea, Donetsk, and
Luhansk regions of Ukraine). The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Shares or any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, unless otherwise permissible by applicable Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xliii)No Prohibition on Distributions. Except pursuant to the terms of the indebtedness described in or contemplated by the Registration Statement, the General Disclosure Package and the
Prospectus, (i) the Company is not prohibited, directly or indirectly, from making any distributions to its stockholders, (ii) the Operating Partnership is not prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying the Company for any loans or advances made by the Company to the Operating Partnership, and (iii) no other subsidiary of either the
Company or the Operating Partnership is currently prohibited from paying any dividends or distributions directly or indirectly to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying, directly or indirectly, to the
Company or the Operating Partnership any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets directly or indirectly to the Company, the Operating
Partnership or any other subsidiary of the Company or the Operating Partnership.
(xliv)No Commissions. Neither the Company, the Operating Partnership nor any of their respective subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, the
Operating Partnership or any of their respective subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering, sale and delivery of any Shares or any
Confirmation Shares.
(xlv)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe, after reasonable inquiry, to be reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlvi)Actively-Traded Security. Except as contemplated in Section 2(g), the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934
Act by subsection (c)(1) of such rule.
(xlvii)Cybersecurity. Except as would not, singly or in the aggregate, result in a Material
Adverse Effect: (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, the Operating Partnership’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and, to the knowledge of the Company and the Operating Partnership, any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company, the Operating Partnership nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the
Operating Partnership and their respective subsidiaries have implemented reasonable and appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the
Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
Any certificate signed by any officer or other authorized signatory of the Company or the Operating
Partnership or any of their respective subsidiaries and delivered to the Agents, the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by the Company or the
Operating Partnership or such subsidiary, as applicable, to the Agents and the Forward Purchasers as to the matters covered thereby.
Section 2.Sale and Delivery of Shares.
(a)Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell
Shares through the applicable Agent acting as sales agent or directly to the applicable Agent or Agents acting as principal(s) from time to time or (ii) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and its related Agent (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward Purchaser), instruct such Agent, acting as forward seller on behalf of such Forward
Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser from third parties as contemplated by such Confirmation. Sales of the Shares, if any, through an Agent acting as sales agent of the Company, directly to an
Agent acting as principal or as forward seller on behalf of any Forward Purchaser will be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market”
offerings (as defined in Rule 415 under the 1933 Act Regulations) by means of ordinary brokers’ transactions on the
NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law; provided, however, that, except in the case of a Non-Market Hours Block Transaction (as defined below), such sales are only permitted to be executed between 9:30 a.m. New York City time and 4:00 p.m. New
York City time (“Market Hours”), including sales made directly on the NYSE, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks. Sales of Shares, if any, purchased by an Agent as principal will be made as provided in the applicable Terms Agreement and the applicable pricing supplement prepared in connection with the offering of those Shares.

(b)The Shares are to be sold to an Agent, as sales agent of the Company, or as forward seller, on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a
“Trading Day”) on which (i) the Company has instructed such Agent, as sales agent of the Company or forward seller, to make such sales, (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof, (iii) the respective Agent has agreed to act as Agent with respect to such sales and (iv) if such Shares are to be sold by such Agent as forward seller, the Company shall have entered into a Confirmation with the applicable
Forward Purchaser. During Market Hours on any Trading Day, the Company may instruct only one Agent, as sales agent of the Company or as forward seller, to offer and sell Shares, and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent and any applicable Forward Purchaser) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold; provided, however, that such prohibition on the instruction of more than one Agent during Market Hours on any Trading Day shall not apply to or prohibit the appointment of (A) the same Agent that was previously instructed on such Trading Day or
(B) a second Agent (in either case, a “Second Agent / Forward Seller”), so long as a Second Agent / Forward Seller is only executing a block sale transaction before or after Market Hours on such Trading Day (such block sale transaction, a “Non-Market Hours Block Transaction”). Such instruction shall also specify whether such Shares will be borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause (ii) of the paragraph above. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such
Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents and (if applicable) Forward Purchasers as to any change of the Agent or
Forward Purchaser through whom sales of Shares will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company, the Operating Partnership or their respective subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any
Agent is acting for the Company in a capacity other than as Agent under this Agreement. The Company, the Agents and Forward Purchasers each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares, (B) the Agents (whether acting on behalf of the Company or as forward seller on behalf of the related Forward Purchaser) will not incur any liability or obligation to the Company if they fail to sell
Shares for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this
Agreement and (C) no Agent or Forward Purchaser shall incur any liability for not borrowing, offering or selling any Shares as a result of the circumstances set forth in clause (i) or (ii) of Section 2(l).
(c)The Company or the applicable Agent through whom the sale of Shares are to be made as sales agent or forward seller on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent or forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair either parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.
(d)The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the
NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate, up to 2.00% of the gross sales price for such Shares. For the avoidance of doubt, the compensation payable to such Agent acting as forward seller for sales of Shares shall be deemed paid through the agreed upon percentage under the “Initial Forward Price” under the applicable Confirmation. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds for such sales (the “Net
Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of
Regulation M under the 1934 Act, the Company and such Agent and, in the case of Shares being sold for a Forward
Purchaser, such Forward Purchaser, will agree to compensation for such Agent that is customary for such sales.
(e)If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the
Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this
Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as applicable, and the aggregate compensation payable by the Company to such Agent with respect to such sales.
(f)Under no circumstances shall the aggregate gross sales price or number, as the case may be, of
Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i)
referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement,
(ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.
(g)If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward
Purchasers and future offers and sales of Shares through the Agents on an agented basis under this ATM Equity
Offering Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. If an Agent, that is subject to an instruction, has reason to believe the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the
Shares, it shall promptly notify the Company.
(h)Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the
Company and the applicable Agents (each such day, a “Settlement Date”). On each Settlement Date for the sale of
Shares through an Agent as sales agent, such Shares shall be delivered by the Company or the Forward Purchaser, as applicable, to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company, or such Forward Purchaser, as applicable. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent of the Company on any Settlement Date, the Company shall (i)
indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.
(i)Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or forward seller (and, by notice to the applicable Agent(s) given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the applicable
Agents shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any
Confirmation or any Terms Agreement (i) during any period in which the Company is, or could be reasonably deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
(j)Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent or forward seller at any time during the period from and including an Earnings
Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward
Purchasers) a draft of a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings
Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations)
(each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and Forward Purchaser to such filing (which consent shall not be unreasonably withheld or delayed), (ii) provide such Agent and Forward Purchaser with the officers’
certificate, opinions and letters of counsel and accountant’s letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the
Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountant’s letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on
Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountant’s letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B)
this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.
(k)The Agents shall not have any obligation to purchase Shares as principal, whether from the
Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable
Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’
certificate, opinions and letters of counsel and accountant’s letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity Offering Sales Agreement and a Terms
Agreement, the terms of such Terms Agreement shall control.
(l)As set out in the Confirmations and notwithstanding anything herein to the contrary, in the event that either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of a Forward Purchaser, it is either impracticable to do so or the Forward Purchaser would incur a stock loan cost that is equal to or greater than the rate per annum set forth in of the applicable Supplemental Confirmation, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward
Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, any obligation hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related
Confirmation being effective and not having been terminated.

Section 3.Covenants. The Company agrees with the Agents and the Forward Purchasers as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to
Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the
Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement (other than as a result of the Company’s filing of its Annual Report on
Form 10-K) or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the
Company will only be obligated to notify the applicable Agents and Forward Purchasers), (ii) of the receipt of any comments from the Commission related to the Registration Statement or any document incorporated or deemed to be incorporated by reference therein, (iii) of any request by the Commission for any amendment to the Registration
Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section
3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement.
The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the
Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the
Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus
Supplement that increases the gross offering price or number of Shares that may offered and sold under this
Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.
(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the
1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement and any Confirmation and in the Registration
Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents and Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act
Regulations, the Company will promptly (A) give the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B)
prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and

Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C)
file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and Forward Purchasers shall reasonably object.
(c)Filing or Use of Amendments and Supplements. The Company will give the Agents and Forward
Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents and Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and Forward Purchasers shall reasonably object.
(d)Delivery of Registration Statements. The Company has furnished or will deliver to the Agents,
Forward Purchasers and counsel for the Agents and Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration
Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Delivery of Prospectuses. The Company will furnish to the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents and Forward Purchasers or such Agents, as the case may be, may reasonably request.
The Company will also furnish, upon request of the Agents and Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by
Regulation S-T.
(f)Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.
Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.
(g)Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents and Forward Purchasers or such Agents, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(h)Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the
1933 Act.
(i)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of
Proceeds.”
(j)Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the
Shares and any Confirmation Shares on, and satisfy the requirements of, the NYSE.
(k)Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without the prior written consent of the Agents, unless it gives the Agents and the
Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement on Form S-8, a new “shelf”
registration statement on Form S-3, or any amendments or supplements to existing registration statements on Form
S-3, or any new registration statements on Form S-3 in replacement thereof or pursuant to registration requirements of the Company in existence on the date hereof) or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of
Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the
Shares to be sold pursuant to this Agreement or any related Terms Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the
Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure
Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the
Prospectus or (E) any Confirmation Shares issued and sold pursuant to any Confirmation. Upon receipt of any written notice contemplated above, an Agent or Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or Forward Purchaser.
(l)Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents and Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule
433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and Forward Purchasers as an “issuer free writing prospectus,” as defined in
Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an
Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free
Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable
Agents and Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free
Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.
(n)Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period
(which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any sales or deliveries of
Confirmation Shares were made pursuant to any Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/
or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of
Shares sold by or through the Agents under this Agreement and the number of Confirmation Shares sold or delivered pursuant to any Confirmation during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and deliveries.
(o)Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B)
promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares,
(2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in
Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings
8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8 K under Item 2.02 of such form that is considered “filed”
under the 1934 Act)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings
8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”)
and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or Forward
Purchasers (each date of any such request by the Agents or Forward Purchasers, a “Request Date”), the Company
will furnish or cause to be furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, the applicable Agents, an officers’ certificate, dated such Settlement Date, such Registration Statement Amendment
Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and Forward Purchasers or, in the case of clause
(A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Sections 5(h) and 5(i) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the
Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in
Sections 5(h) and 5(i) hereof, but modified as necessary to relate to the Registration Statement, the General
Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this
Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment
Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the
Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment
Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers with an officers’ certificates pursuant to this Section 3(o), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or
Agents, the Company shall cause to be furnished to such Agent and the applicable Forward Purchasers an officers’
certificates pursuant to this Section 3(o) dated as of the date of delivery thereof.
(p)Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of
Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a
Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report
Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the
Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be) and counsel to the Agents and the Forward
Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings
Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b), 5(c) and 5(d), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package
and the Prospectus as amended and supplemented to the date of any such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the
Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration
Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or
Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b).
Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration
Statement Amendment Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent to sell any Shares or enters into any Terms
Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents and the Forward
Purchasers the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.
(q)Delivery of Future Accountant Letters. Upon commencement of the offering of Shares under this
Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B)
promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic
Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents and the
Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic
Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified as necessary to relate to the Registration Statement, the
General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. If the
Registration Statement, the General Disclosure Package or the Prospectus contains or incorporates by reference the financial statements of any properties, businesses or entities, then, the Company will cause the related independent accountant(s) to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable
Agents letter(s), dated the dates specified in this Section 3(q), in form and substance reasonably satisfactory to the
Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate solely to such financial statements and any other financial information contained or incorporated by reference in the Registration Statement, the General
Disclosure Package or the Prospectus as amended and supplemented to the date of such letter(s) relating to such properties, businesses or entities, as the case may be. As used in this paragraph, to the extent there shall be a sale of
Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company
Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.
The requirement to cause to be furnished accountant letter(s) pursuant to this Section 3(q) shall be waived for any Registration Statement Amendment Date or Company Periodic Report Date occurring at a time at which the
Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment
Date or Company Periodic Report Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents and the Forward Purchasers accountant letter(s) pursuant to this Section 3(q), then before the
Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the
Company shall cause to be furnished to the Agents accountant letter(s) pursuant to this Section 3(q) dated as of the date of delivery thereof.
(r)Trading in the Common Stock. The Company consents to the Agents and the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any
Confirmation Shares pursuant to any Confirmation.
(s)Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the
Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.
(t)Due Diligence Review. Unless the requirements under Section 3(o), (p) and (q) shall have then been waived, the Company will cooperate with any due diligence review reasonably requested by the Agents and the
Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.
(u)Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the
Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an
Agent as principal, or to be sold through an Agent as sales agent or as forward seller pursuant to the Company instruction, remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the
Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii)
promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and
(iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(v)Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the
Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward
Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii)
use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2)
notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement”
shall include such new shelf registration statement or post-effective amendment, as the case may be.
(w)REIT Status. The Company will use its best efforts to qualify as a REIT under the Code for so long as its board of directors determines it is in the Company’s best interest to so qualify.
Section 4.Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and any Confirmation, including (i) the preparation, printing and filing of the
Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto,
(ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Confirmation Shares, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and any Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto, in an aggregate amount not to exceed $10,000, (vi)
the fees and expenses of any transfer agent or registrar for the Shares and any Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares, in an aggregate amount not to exceed $5,000, (ix) the fees and expenses incurred in connection with the listing of the
Shares and any Confirmation Shares on the NYSE and (x) if the Company has not sold Shares with an aggregate gross sales price of at least $25,000,000 by the eighteenth month anniversary of the date of this Agreement, the reasonable documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers in connection with this
Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, which amount shall not exceed $100,000.

Section 5.Conditions of Agents’ and the Forward Purchasers’ Obligations. The obligations of the
Agents and the Forward Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company, the Operating Partnership or any of their respective subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the
Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the
Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission relating to the Registration Statement to the reasonable satisfaction of the Agents and the Forward
Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in
Section 3(a) hereof.
(b)Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this ATM Equity
Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the
State of New York, the General Corporation Law of the State of Delaware and the State of Maryland and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward
Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, the Operating
Partnership and their respective subsidiaries and certificates of public officials.
(c)Opinion of Counsel to the Company. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions and negative assurance letter of Hogan Lovells US LLP, corporate counsel to the Company and Operating Partnership, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents and the Forward Purchasers may reasonably request.
(d)Opinion of Tax Counsel to the Company. On the date of this Agreement, the Agents and the
Forward Purchasers shall have received the favorable written opinions of Venable LLP, tax counsel to the Company, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents and the Forward
Purchasers may reasonably request.
(e)Accountant’s Letter. On the date of this ATM Equity Offering Sales Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the
Prospectus or any amendment or supplement thereto.

(f)Chief Financial Officer’s Certificate. On the date of this ATM Equity Offering Sales Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of the Chief Financial
Officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the
Prospectus, providing “management comfort” with respect to such information, to the effect set forth on Exhibit D hereto.
(g)Officer’s Certificate on Size of ATM Program. On the date of this ATM Equity Offering Sales
Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares, if any, that have been approved for listing subject to official notice of issuance, on the NYSE.
(h)Officers’ Certificate for the Company and the Operating Partnership. On the date of this ATM
Equity Offering Sales Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the
Prospectus, any Material Adverse Change, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer or President of both the Company and the Operating Partnership and of the
Chief Financial Officer or Chief Accounting Officer of both the Company and the Operating Partnership, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and
(D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration
Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company or the Operating Partnership, no order preventing or suspending the use of any preliminary prospectus or the
Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(i)Listing. The Shares and any Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.
(j)Additional Documents. On the date of this ATM Equity Offering Sales Agreement, counsel for the
Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the
Agents and the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance, sale and delivery of the Shares and any Confirmation Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and the Forward
Purchasers and counsel for the Agents and the Forward Purchasers.
(k)Termination of this ATM Equity Offering Sales Agreement. If any condition specified in this
Section shall not have been fulfilled when and as required to be fulfilled, this ATM Equity Offering Sales
Agreement may be terminated by the applicable Agents or Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of
Sections 1, 3(h), 4, 6, 7, 8, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.Indemnification.
(a)Indemnification of the Agents. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents and the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers, employees and directors and each person, if any, who controls an Agent or Forward Purchaser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any
Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing
Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to
Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the
Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with Agent Information.
(b)Indemnification of Company, Directors and Officers. Each Agent and Forward Purchaser,
severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section
15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense to the same extent as the foregoing indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General
Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information. As used in this Agreement with respect to an Agent and a Forward Purchaser and an applicable document, “Agent Information” shall mean the written information furnished to the Company by such
Agent or Forward Purchaser expressly for use therein; it being understood and agreed upon that the only such information furnished by any Agent or Forward Purchaser consists of such Agent’s or Forward Purchaser’s name appearing in the Prospectus.

(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii)
hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and of the applicable Agents and Forward Purchasers, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)
above but also the relative fault of the Company and the Operating Partnership on the one hand, and the applicable
Agents and Forward Purchasers on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward
Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent).

The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable
Agents and Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either of the Company and the Operating Partnership, on the one hand, or by the applicable Agents and Forward Purchasers on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Operating Partnership and the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation
(even if the applicable Agents and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.
The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Shares placed or underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers, employees and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.
Section 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or its Affiliates, selling agents, officers or directors or any person controlling such Agent or Forward Purchaser, or the Company, the
Operating Partnership or their respective officers or directors, or any person controlling the Company or the
Operating Partnership and (ii) delivery of and payment for the Shares or any Confirmation Shares.
Section 9.Termination.
(a)This ATM Equity Offering Sales Agreement may be terminated for any reason, at any time, by either the Company or an Agent or Forward Purchaser, as to itself, upon the giving of three business days prior written notice to the other parties hereto. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the third business day after the date of receipt of such notice by the applicable Agents, the applicable Forward
Purchasers or the Company, as the case may be.
(b)The applicable Agents may terminate a Terms Agreement to which they are a party, by notice to the Company, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or
Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking S.A., or
Euroclear Bank, SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either Federal or New
York State authorities.
(c)If the Company, the Operating Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such
Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the
“Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or
(ii)if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, such Terms
Agreement shall terminate without liability on the part of any nondefaulting Agent.
No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure
Package or the Prospectus or in any other documents or arrangements.
(d)In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section
2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 13, 14, 15 and 16 hereof shall remain in effect.

Section 10.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Agents shall be directed, as applicable, to BofA Securities, Inc., One Bryant Park, New York, New York 10036,
Attention: ATM Execution Group, Email: dg.atm_execution@bofa.com; Wells Fargo Securities, LLC, 500 West
33rd Street, New York, New York 10001, Attention: Special Equities Group, Facsimile: (212) 214-5918; Truist
Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets,
Email: dl.atm.offering@truist.com; BMO Capital Markets Corp., Equity-Linked Capital Markets, 151 W 42nd
Street, 32nd Floor, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414, Facsimile:
(212) 885-4165; Huntington Securities, Inc., 41 South High Street Columbus, Ohio 43215, Attention: Peter
Dippolito, Telephone: (614) 480-1377, Email: peter.dippolito@huntington.com with a copy to
equitycapitalmarkets@huntington.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York
10013, Attention: General Counsel, Facsimile: (646) 291-1469, Email: eq.us.ses.notifications@citi.com with a copy to matthew.t.morris@citi.com; and Janney Montgomery Scott LLC, Attention: Equity Syndicate Department, 1717
Arch Street, Philadelphia, Pennsylvania 19103, Email: syndicate@janney.com, notices to the Forward Purchasers shall be directed, as applicable, to Bank of America, N.A. at One Bryant Park, New York, New York 10036, with a copy to ECM Legal, Facsimile: (212) 230-8730; Wells Fargo Bank, National Association, 500 West 33rd Street,
New York, New York 10001, Attention: Special Equities Group and Corporate Equity Derivatives, Email
corporatederivativenotifications@wellsfargo.com, Facsimile: (212) 214-5918; Truist Bank, 50 Hudson Yards, 70th
Floor, New York, New York 10001, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com with a copy to Rakesh Mangat, Telephone: (212) 303-0137, Email: rakesh.mangat@truist.com; Bank of Montreal, 55 Bloor
Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations,
Telephone: (416) 552-4177, Facsimile: (416) 552-7904, with a copy to Bank of Montreal, 100 King Street West,
20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director,
Derivatives Legal Group, Facsimile: (416) 956-2318; Huntington Securities, Inc., 41 South High Street Columbus,
Ohio 43215, Attention: Peter Dippolito, Telephone: (614) 480-1377, Email: ptererdippolito@huntington.com with a copy to equitycapitalmarkets@huntington.com; and Citibank, N.A., 388 Greenwich Street, New York, New York
10013, Attention: General Counsel, Facsimile: (646) 291-1469, Email: eq.us.ses.notifications@citi.com with a copy to matthew.t.morris@citi.com; and notices to the Company and/or the Operating Partnership shall be delivered or sent by mail, telex or facsimile transmission to Sila Realty Trust, Inc, 1001 Water Street, Suite 800, Tampa, Florida,
33602, Attention: Kay C. Neely, with a copy, which shall not constitute notice, to Hogan Lovells US LLP,
Columbia Square, 555 Thirteenth Street NW, Washington, DC 20004, Attention: Michael E. McTiernan and
Andrew S. Zahn.
Section 11.No Advisory or Fiduciary Relationship. The Company and the Operating Partnership
acknowledge and agree that (a) each purchase and sale of Shares pursuant to this Agreement and the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company and the Operating
Partnership, on the one hand, and the applicable Agents and Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents or Forward
Purchasers have advised or are currently advising the Company or the Operating Partnership or any of their respective subsidiaries or other affiliates on other matters) or any other obligation to the Company or the Operating
Partnership except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or the Operating Partnership or any other person or entity with respect to any offering of Shares and the Company and the Operating Partnership have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.
Section 12.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this
Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime,
Default Rights under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution
Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a
“covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection
Act and the regulations promulgated thereunder.
Section 13.Parties. This Agreement shall each inure to the benefit of and be binding upon the
Agents, the Forward Purchasers and the Company, the Operating Partnership and their respective successors.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the
Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.
Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that (1) such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate and (2) the Company consents in writing to the assignment of the rights and obligations under this Agreement to the affiliate of such
Predecessor (such consent not to be unreasonably withheld).

Section 14.Trial by Jury. Each of the Company and the Operating Partnership (on their respective behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates), and the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 15.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR
DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD
TO ITS CHOICE OF LAW PROVISIONS.
Section 16.Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Operating
Partnership, the Forward Purchasers and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the
United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the
“Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Operating Partnership, the
Forward Purchasers and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
Section 17.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS
OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18.Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and
Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
Section 19.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[SIGNATURE PAGES FOLLOW]
[Signature Page to Equity Sales Agreement]
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the
Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, Forward Purchasers and the Company in accordance with its terms.
Very truly yours,

SILA REALTY TRUST, INC.

By:	/s/ Kay C. Neely
Name:	Kay C. Neely
Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary

SILA REALTY OPERATING PARTNERSHIP, LP

By:	Sila Realty Trust, Inc., its general partner

By:	/s/ Kay C. Neely
Name:	Kay C. Neely
Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary
[Signature Page to Equity Sales Agreement]
ACCEPTED as of the date first written above:

BOFA SECURITIES, INC.

By:	/s/ Kevin King
Name:	Kevin King
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name:	Geoffrey Fennel
Title:	Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Murphy
Name:	Robert Murphy
Title:	Vice President

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ David Lau
Name:	David Lau
Title:	Managing Director - Head of Equities
As Agents
[Signature Page to Equity Sales Agreement]
ACCEPTED as of the date first written above:

BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

TRUIST BANK

By:	/s/ Rakesh Mangat
Name:	Rakesh Mangat
Title:	Managing Director

BANK OF MONTREAL

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director, Global Markets

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Senior Managing Director

CITIBANK, N.A.

By:	/s/ Eric Natelson
Name:	Eric Natelson
Title:	Authorized Signatory
As Forward Purchasers
Annex I-1
Annex I
SILA REALTY TRUST, INC.
Common Stock
($0.01 par value)
TERMS AGREEMENT
[ADDRESS OF AGENT]
Ladies and Gentlemen:
Sila Realty Trust, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions stated herein and in the ATM Equity
Offering Sales Agreement, dated August 12, 2025 (the “Sales Agreement”), among the Company, Sila Realty
Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and BofA Securities, Inc.
(“BofA”), Wells Fargo Securities, LLC  (“WFS”), Truist Securities, Inc. (“Truist”), BMO Capital Markets Corp.
(“BMO”), Huntington Securities, Inc. (“HSI”), Citigroup Global Markets Inc. (“Citi”) and Janney Montgomery
Scott LLC (“Janney”), as sales agents, principals and/or (except in the case of Janney) forward sellers (in any such capacity, each an “Agent”, and collectively, the “Agents”) and Bank of America, N.A., Wells Fargo Bank, National
Association, Truist Bank, Bank of Montreal, Huntington Securities, Inc. and Citibank, N.A., each as forward purchaser (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”) to issue and sell to [●] as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the
Underwriter the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the
“Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto. Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.
[The Company grants an option to the Underwriter to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such
Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the
Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option
Securities, the Underwriter will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such
Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountant’s letter referred to in Section
3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*
Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of [∙], New York, NY, or at such other place as shall be agreed upon by the Underwriter and the
Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New
York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).
Annex I-2
In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates, if any, for, such Option Securities shall be made at the above-
mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter for their respective account for the Securities to be purchased by them. It is understood that the Underwriter has authorized [●] as representative of the Underwriter, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities [and the Option Securities, if any], which it has agreed to purchase. [●], individually and not as representative of the
Underwriter, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities [or the
Option Securities], if any, to be purchased by any Underwriter whose funds have not been received by the
Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such
Underwriter from its obligations hereunder.
Each of the provisions of the Sales Agreement not related solely to the Agent, as sales agent of the
Company, the Forward Purchasers, any Confirmation or any Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales
Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the
Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.
THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER
OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE
OF LAW PROVISIONS.
Very truly yours,

SILA REALTY TRUST, INC.

By:
Name:
Title:

SILA REALTY OPERATING PARTNERSHIP, LP

By:	Sila Realty Trust, Inc., its general partner

By:
Name:
Title:
Annex I-3
ACCEPTED as of the date hereof:

[Underwriter]

By:
Name:
Title:
Annex I-4
[Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.
Schedule A
Number of [Initial] Securities to be sold by the Company:
[Number of Option Securities which may be purchased by the Underwriter:]
Price per Security to be paid by the Underwriter:
Other Terms: [*]]
Annex II-1
Annex II
Form of Master ATM Forward Confirmation
Date:[*], 20[*]
To:Sila Realty Trust, Inc.
1001 Water Street, Suite 800
Tampa, Florida 33602
Attention: Chief Financial Officer
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of certain forward transactions to be entered into from time to time (each, a “Transaction”
and, collectively, the “Transactions”) between [DEALER NAME] (“Dealer”) and Sila Realty Trust,
Inc. the (“Counterparty”) as contemplated in the ATM Equity Offering Sales Agreement, dated as of
[*], 20[*] (as may be amended from time to time, among the Dealer, the Counterparty and the other parties thereto, the “Equity Sales Agreement”). Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto with a Trade Date specified therein (each, a “Supplemental Confirmation”, and, together with its related Pricing Supplement
(as defined herein) and this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below).
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity
Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are
incorporated into each Confirmation.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into any Transaction to which a Confirmation relates on the terms and conditions set forth below.
1.Each Confirmation evidences a complete and binding agreement between Dealer and
Counterparty as to the terms of the Transaction to which such Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.
Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had
executed an agreement in such form (without any Schedule but (i) with the elections set forth in such Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi)
of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement,
(b)(i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’]
[members’] equity of [Dealer][[*] (“Dealer Parent”)] and (ii) the “Threshold Amount” with respect to
Counterparty were USD 25 million in respect of Specified Indebtedness that allows full recourse to Counterparty and USD 50 million in respect of Specified Indebtedness that are non-recourse to
Counterparty, (c) the following language were added to the end of Section 5(a)(vi) of the
Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an
Annex II-2
administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business and obligations with respect to which recourse for payment is limited to specific assets encumbered by a lien securing such obligations). In the event of any inconsistency between the
Agreement, this Master Confirmation, any Supplemental Confirmation, the related Pricing
Supplement (as defined below) and the Equity Definitions, the following will prevail for purposes of the related Transaction in the order of precedence indicated: (i) such Pricing Supplement, (ii)
such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions and (v)
the Agreement.
The parties hereby agree that, notwithstanding anything to the contrary in any other agreement between Counterparty or its affiliates and Dealer or its affiliates, (x) the Agreement shall only govern the Transactions hereunder, and (y) the Transactions hereunder shall not be subject to any other master agreements or netting agreements, whether based on forms published by ISDA or otherwise. For purposes of the Equity Definitions, each Transaction to which this Master
Confirmation relates is a Share Forward Transaction.
2.The terms of each Transaction to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Effective Date:
For each Transaction, the first day occurring on or after the
Trade Date on which Shares sold through [AGENT NAME]
acting as forward seller for Dealer (in such capacity, the
“Agent”), pursuant to the Equity Sales Agreement, have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “SILA”)

Initial Number of Shares:
For each Transaction, as specified in the related Pricing
Supplement, to be the aggregate number of Shares sold
through the Agent pursuant to the Equity Sales Agreement in
respect of such Transaction during the period from and
including the related Trade Date through and including the
Hedge Completion Date (the “Initial Hedge Period”).

Annex II-3

Hedge Completion Date:
For each Transaction, as specified in the related Pricing
Supplement, the earliest to occur of (i) a date specified in writing as the Hedge Completion Date by Counterparty, (ii) the
Hedging Deadline Date, (iii) any Settlement Date, and (iv) the
first day that all the sales of Shares up to the Maximum
Number of Shares to be Sold in respect of such Transaction
have settled.

Hedging Deadline Date:	For each Transaction, as specified in the related Supplemental Confirmation.
Pricing Supplement:
For each Transaction, Dealer shall deliver to Counterparty an executed pricing supplement substantially in the form of Annex
B hereto (the related “Pricing Supplement”) no later than the first Local Business Day immediately following the Hedge
Completion Date.

Maximum Number of Shares to be Sold:	For each Transaction, as specified in the related Supplemental Confirmation.

Initial Forward Price:
For each Transaction, as specified in the related Pricing
Supplement, being the product of (x) the Initial Forward Price
Percentage multiplied by (y) the volume weighted average
price at which the Forward Hedge Shares are sold through the
Agent as forward seller pursuant to the Equity Sales
Agreement in respect of such Transaction, adjusted as the
Calculation Agent determines appropriate to (i) reflect on each relevant day during such period the sum of 1 and the Daily
Rate for such day multiplied by the then-Initial Forward Price as of such day (which for the avoidance of doubt, shall be
based on sales of Forward Hedge Shares that have settled)
and (ii) reduce the then-Initial Forward Price by the relevant
Forward Price Reduction Amount on each Forward Price
Reduction Date for such Transaction occurring on or before
the Hedge Completion Date.

Initial Forward Price Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.
Annex II-4

Forward Price:
For each Transaction:
(a)   On the Hedge Completion Date, the Initial Forward Price;
and
(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on
each Forward Price Reduction Date, the Forward Price in
effect on such date shall be the Forward Price otherwise in
effect on such date, minus the Forward Price Reduction
Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (a) (i) the Overnight Bank Rate for such day, minus (ii) the Spread, divided by (b) 360.

Overnight Bank Rate:
For any day, the rate set forth for such day opposite the
caption “Overnight bank funding rate,” as such rate is
displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or
any successor page; provided that, if no rate appears for a
particular day on such page, the rate for the immediately
preceding day for which a rate does so appear shall be used
for such day.

Spread:	For each Transaction, as specified in the related Supplemental Confirmation.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, as set forth on Schedule I to the applicable Supplemental Confirmation.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date of a Transaction, as set forth in Schedule I to the applicable Supplemental Confirmation opposite such date on Schedule I.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended
Annex II-5

Exchange Act:	Securities Exchange Act of 1934, as amended

Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following:
“‘Market Disruption Event’ means in respect of a Share or an
Index, the occurrence or existence of (i) a Trading Disruption,
(ii) an Exchange Disruption, (iii) an Early Closure or (iv) a
Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is
material.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:
Any event that Dealer, based on the advice of counsel,
determines makes it necessary or reasonably appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to
transactions of a nature and kind similar to the applicable
Transaction, applied in a non-discriminatory manner, and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with such
Transaction. Dealer shall promptly notify Counterparty upon
exercising its rights pursuant to this provision and shall
subsequently notify Counterparty in writing on the day Dealer reasonably believes in good faith and upon the advice of
counsel that it may resume its market activity.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	For each Transaction, any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

Annex II-6

(a)   designated by Counterparty as a “Settlement Date” for
such Transaction by a written notice (a “Settlement
Notice”) that satisfies the Settlement Notice
Requirements, if applicable, and is delivered to Dealer no
less than (i) two Scheduled Trading Days prior to such
Settlement Date, which may be the Final Date, if Physical
Settlement applies, and (ii) 60 Scheduled Trading Days
prior to such Settlement Date, which may be the Final
Date, if Cash Settlement or Net Share Settlement applies;
provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the
Number of Shares to be settled during an Unwind Period
by a date that is more than one Scheduled Trading Day
prior to a Settlement Date specified above, Dealer may, by
written notice to Counterparty, no fewer than one
Scheduled Trading Day prior thereto, specify any
Scheduled Trading Day prior to such original Settlement
Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date for such Transaction pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date
has not already been designated is greater than zero, and
provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and
while such Disrupted Days are continuing, Dealer may
designate any subsequent Scheduled Trading Day as the
Settlement Date with respect to the portion of the Settlement
Shares, if any, for which Dealer has determined an Unwind
Purchase Price during such Unwind Period, it being
understood that the Unwind Period with respect to the
remainder of such Settlement Shares shall, subject to clause
(ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a
Disrupted Day in whole.

Final Date:	For each Transaction, as specified in the related Supplemental Confirmation (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Annex II-7

Settlement Shares:
(a) With respect to any Settlement Date other than the Final
Date, the number of Shares designated as such by
Counterparty in the relevant Settlement Notice or
designated by Dealer pursuant to the “Termination
Settlement” provisions of Paragraph 7(g) below, as
applicable; provided that the Settlement Shares so
designated shall, in the case of a designation by
Counterparty, (i) not exceed the Number of Shares at that
time and (ii) in the case of a designation by Counterparty,
be at least equal to the lesser of 100,000 and the Number
of Shares at that time, in each case with the Number of
Shares determined taking into account pending
Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:
For each Transaction, Physical Settlement, Cash Settlement,
or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice
Requirements; provided that Physical Settlement shall apply (i)
if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its commercially reasonable hedge by the end of the
Unwind Period (taking into account any additional
Transactions with overlapping “Unwind Periods” (as defined in the applicable Confirmations)) (A) in a manner that, in the
commercially reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the
Exchange Act (“Rule 10b-18”) or (B) due to the occurrence of five or more consecutive Disrupted Days, (iii) to any
Termination Settlement Date (as defined under “Termination
Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid
Settlement Notice, in respect of such Settlement Date;
provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written
notice to Counterparty at least one Scheduled Trading Day
prior to the applicable Settlement Date.

Annex II-8

Settlement Notice Requirements:
Notwithstanding any other provision hereof, a Settlement
Notice delivered by Counterparty that specifies Cash
Settlement or Net Share Settlement will not be effective to
establish a Settlement Date or require Cash Settlement or Net
Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty,
containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of
Counterparty” in Paragraph 7(e) below and (y) a
representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the applicable Transaction remains outstanding following any final exercise and
settlement, cancellation or early termination of such
Transaction, apply, for a loan, loan guarantee, direct loan, or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial
Assistance”) that (I) is established under applicable law
(whether in existence as of the applicable Trade Date or
subsequently enacted, adopted or amended), including without limitation the Federal Reserve Act, as amended, and (II) (X)
requires under applicable law (or any regulation, guidance,
interpretation or other pronouncement of a governmental
authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty
comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of the Issuer, and that it has not, as of the date
specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of such
Transaction would cause Counterparty under any
circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively
“Restricted Financial Assistance”), other than any such
applications for Restricted Financial Assistance with respect to which

Annex II-9

(x) Counterparty has determined based on the advice of
outside counsel of national standing that the terms of such
Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer
evidence or other guidance from a governmental authority
with jurisdiction for such program or facility that such
Transaction is permitted under such program or facility (either by specific reference to such Transaction or by general
reference to transactions with the attributes of such
Transaction in all relevant respects).

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of
Shares equal to the Settlement Shares for such Settlement
Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by
Counterparty, an amount equal to the Physical Settlement
Amount for such Settlement Date, on a delivery versus
payment basis. If, on any Settlement Date, the Shares to be
delivered by Counterparty to Dealer hereunder are not so
delivered (the “Deferred Shares”), and a Forward Price
Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the
Physical Settlement Amount payable by Dealer to
Counterparty in respect of the Deferred Shares shall be
reduced by an amount equal to the Forward Price Reduction
Amount for such Forward Price Reduction Date, multiplied by
the number of Deferred Shares.

Physical Settlement Amount:
For each Transaction, for any Settlement Date for which
Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant
Settlement Date multiplied by (b) the Settlement Shares for
such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement
applies, if the Cash Settlement Amount is a positive number,
Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number,
Counterparty will pay the absolute value of the Cash
Settlement Amount to Dealer. Such amounts shall be paid on
such Settlement Date by wire transfer of immediately available funds.

Annex II-10

Cash Settlement Amount:	For each Transaction, an amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during
period that begins one Settlement Cycle following the first
day of the applicable Unwind Period and ends on the
applicable Settlement Date (calculated assuming no
reduction to the Forward Price for any Forward Price
Reduction Date that occurs during such Unwind Period,
which is accounted for in clause (b) below), minus a
commercially reasonable commission (reasonable
evidence of which shall be provided to Counterparty by
Dealer), not to exceed USD 0.02, minus (B) the weighted
average price (the “Unwind Purchase Price”) at which
Dealer purchases Shares during the Unwind Period to
unwind its hedge with respect to the portion of the
Number of Shares to be settled during the Unwind Period,
assuming that Dealer has a commercially reasonable
hedge position and unwinds its hedge position in a
commercially reasonable manner, to be settled during
such Unwind Period (including, for the avoidance of
doubt, purchases on any Disrupted Day in part), taking
into account Shares anticipated to be delivered or
received if Net Share Settlement applies, and the
restrictions of Rule 10b-18 agreed to hereunder, multiplied
by (ii) the Settlement Shares for the relevant Settlement
Date; minus

(b)   the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during
such Unwind Period and (ii) the number of Settlement
Shares for such Settlement Date with respect to which
Dealer has not unwound its hedge (assuming that Dealer
has a commercially reasonable hedge position and
unwinds its hedge position in a commercially reasonable
manner), including the settlement of such unwinds, as of
such Forward Price Reduction Date.

Annex II-11

Net Share Settlement:
On any Settlement Date in respect of which Net Share
Settlement applies, if the Cash Settlement Amount is a (i)
positive number, Dealer shall deliver a number of Shares to
Counterparty equal to the Net Share Settlement Shares, or (ii)
negative number, Counterparty shall deliver a number of
Shares to Dealer equal to the Net Share Settlement Shares;
provided that, if Dealer determines in its commercially
reasonable judgment that it would be required to deliver Net
Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
With respect to a Settlement Date, the absolute value of the
Cash Settlement Amount divided by the Unwind Purchase
Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:
The period from and including the first Exchange Business
Day following the date Counterparty validly elects Cash
Settlement or Net Share Settlement in respect of a Settlement
Date through the Scheduled Trading Day preceding such
Settlement Date, subject to “Termination Settlement” as
described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:
For each Transaction, notwithstanding any other provision of the applicable Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date for such
Transaction, whether pursuant to Physical Settlement, Net
Share Settlement or any Private Placement Settlement, a
number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in
accordance with the provisions of such Confirmation or the
Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such
Settlement Date.

Adjustments:

Annex II-12

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity
Definitions is hereby amended by deleting clauses (iii) and (v)
thereof, and Section 11.2(e)(vii) of the Equity Definitions is
hereby amended by adding the words “that is within the
Issuer’s control” immediately after the word “event”.
For the avoidance of doubt, neither the issuance of stock
options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans
nor the declaration or payment of a cash dividend will
constitute a Potential Adjustment Event.

Additional Adjustment:
For each Transaction, if Dealer (or an affiliate of Dealer)
determines, in its commercially reasonable judgment, that its actual cost, excluding the federal funds or other interest rate component payable by the relevant stock lender to Dealer or
such affiliate, over any 10 consecutive Scheduled Trading Day period of borrowing a number of Shares equal to the Number
of Shares to hedge in a commercially reasonable manner its
exposure to such Transaction exceeds a weighted average
rate equal to the Initial Stock Loan Fee, then the Calculation
Agent shall reduce the Forward Price to compensate Dealer
for the amount by which such cost exceeded a weighted
average rate equal to the Initial Stock Loan Fee during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Initial Stock Loan Fee:	For each Transaction, as specified in the related Supplemental Confirmation.

Extraordinary Events:
In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary
Event (including, for the avoidance of doubt, any Merger
Event, Tender Offer, Nationalization, Insolvency, Delisting, or
Change In Law) shall be as specified below under the
headings “Acceleration Events” and “Termination Settlement”
in Paragraphs 7(f) and 7(g), respectively. Notwithstanding
anything to the contrary herein or in the Equity Definitions, no
Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity
Definitions is hereby amended by replacing “10%” with “15%”.

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable
Annex II-13

Additional Acknowledgments:	Applicable

Transfer:
Notwithstanding anything to the contrary herein or in the
Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under each Transaction, in whole or in part, to (A) an affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer, or (B) any other affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer, in each case of clause (A) and (B), with the consent of Counterparty, which shall not be unreasonably withheld or delayed; provided that, at all times, Dealer or any transferee or assignee or other
recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S.
Internal Revenue Service Form W-9 or W-8ECI, or any
successor thereto, with respect to any payments or deliveries under the Agreement.

Annex II-14

3. Calculation Agent:
Dealer whose judgments, determinations and calculations
shall be made in good faith and in a commercially reasonable manner; provided that when making any determination or
calculation, as Calculation Agent, hereunder, Dealer shall act in a manner consistent with the requirements, policies or
procedures of Dealer that are generally applicable in similar situations and applied to transactions that are similar to the
Transaction in a non-discriminatory manner; provided, further, that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole
Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be
made by the Calculation Agent hereunder or to perform any
obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure,
Counterparty shall have the right to designate a nationally
recognized third-party dealer in over-the-counter corporate
equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early
Termination Date with respect to such Event of Default, as the
Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by
Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to
Counterparty by e-mail to the e-mail address provided by
Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data)
displaying in reasonable detail the basis for such
determination or calculation (including any assumptions used in making such determination or calculation), it being
understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other
proprietary or confidential information used by it for such
determination or calculation or other information that the
Calculation Agent is under a contractual, legal or regulatory obligation not to disclose.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
Annex II-15

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
5. Offices:
The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch
Party
The Office of Dealer for each Transaction is: [New York][●]
6. Notices: For purposes of each Confirmation:
(a) Address for notices or communications to Counterparty:
Sila Realty Trust, Inc.
1001 Water Street, Suite 800
Tampa, Florida 33602
Attention: Chief Financial Officer
(b) Address for notices or communications to Dealer:
[INSERT DEALER NAME AND NOTICE INFORMATION]
7. Other Provisions:
(a) Conditions to Effectiveness.  A Transaction shall be effective if and only if Shares related to such Transaction are sold by the Agent during the Initial Hedge Period for such Transaction pursuant to the Equity Sales Agreement. If the Equity Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Equity Sales Agreement is terminated prior to a Hedge Completion Date, the related Transaction shall remain effective with respect to any Shares that had been sold by the Agent on or after the Trade
Date and prior to such termination.
(b) Equity Sales Agreement Representations, Warranties and Covenants.  For each Transaction, on the date hereof, the Trade Date of such Transaction and, on each Settlement Date (as defined in the
Equity Sales Agreement) for sales of the related Shares, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Sales Agreement as if such covenants were made in favor of Dealer.
(c) Interpretive Letter. Each party agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and
Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by the other party, based on advice of counsel, for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing,
Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation
M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or
Annex II-16
exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition,
Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Sales Agreement complies with Rule 415 under the Securities Act, and the
Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d) Agreements and Acknowledgments Regarding Shares.
(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to
Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.
(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer.
Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) in connection with any Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under each Transaction.
(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any
Settlement Date to return to securities lenders to close out open securities loans created by
Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.
(v) In connection with bids and purchases of Shares in connection with any Cash
Settlement or Net Share Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the
Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any other Transactions, taking into account any applicable Securities and
Exchange Commission no action letters, as appropriate.
(vi)  Counterparty agrees with Dealer that ownership positions of Shares held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VI of the Charter.
Annex II-17
(xvi) Counterparty acknowledges that Dealer, solely in its capacity as a Forward
Purchaser (as defined in the Equity Sales Agreement), and the Agent, and solely with respect to entering into and consummating the transactions contemplated by this Master Confirmation, any
Confirmation and the Equity Sales Agreement, as applicable, may, to the extent necessary to consummate the transactions contemplated by this Master Confirmation, any Confirmation and the Equity Sales Agreement, “Beneficially Own” and “Constructively Own” Shares in excess of the
“Aggregate Share Ownership Limit” and the “Common Share Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Section 6.1.7 of the Charter.
(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:
(i) Counterparty represents to Dealer on each Trade Date and on any date that
Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the applicable Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the
Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into the Confirmation for such Transaction (including the related Supplemental
Confirmation) nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for
Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.
(ii) It is the intent of Dealer and Counterparty that following any election of Cash
Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange
Act, and that each Confirmation (including the related Supplemental Confirmation) shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of
Shares by Dealer (or its agent or affiliate) in connection with the applicable Confirmation and
(B) Counterparty is entering into, and shall act with respect to, the Agreement and such
Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.
(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify
Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of
its affiliated purchasers during each of the four calendar weeks preceding the first day of the
Unwind Period and during the calendar week in which the first day of the Unwind Period occurs
Annex II-18
(“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in
Rule 10b-18).
(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition,
Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule
10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under a Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or
Net Share Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of
Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in
Regulation M) to occur during any Unwind Period.
(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the
Investment Company Act of 1940, as amended.
(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of such Transaction or its performance of the terms hereof.
(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty
acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and
Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under
FASB’s Liabilities & Equity Project.
(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
Annex II-19
(xi) Counterparty represents as of the date hereof and as of the Trade Date of each
Transaction, that to Counterparty’s actual knowledge, no federal, state or local (including non-
U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange
Act or Article VI of the Third Articles of Amendment and Restatement of Sila Realty Trust, Inc., as
amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-
dealer.
(xii) Counterparty represents as of the date hereof and as of the Trade Date of each
Transaction, that no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of the relevant Confirmation and the consummation of such Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.
(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii)
has consulted with its own legal, financial, accounting and tax advisors in connection with each
Transaction; and (iii) is entering into each Transaction for a bona fide business purpose.
(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a
Potential Event of Default or a Potential Adjustment Event.
(xv)  Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to each Transaction, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.
(f) Acceleration Events.  For each Transaction, each of the following events shall constitute an
“Acceleration Event” for such Transaction:
(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to the Maximum Stock Loan Fee, as specified in the related Supplemental
Confirmation (each, a “Stock Borrow Event”);
(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for such
Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the
Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price
Annex II-20
Reduction Date (with such Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the related Supplemental Confirmation, (B) any
Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2)
a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an
“extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of
Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early
Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the
Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;
(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event,
Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or
Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section
12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market
(or their respective successors); provided, further, that (i) the definition of “Change in Law”
provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date”
and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the
“WSTAA”) or any similar provision in any legislation enacted on or after the date hereof; or
(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership
Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of
Shares that Dealer and any person whose ownership position would be aggregated with that of
Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the date hereof becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially
Annex II-21
owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form
13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the applicable Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the
Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
For the avoidance of doubt, Dealer shall, when making any such determination, act in good faith in a reasonable manner, and to the extent applicable, in a manner consistent with the requirements, policies or procedures of Dealer that are generally applicable in similar situations and applied to transactions that are similar to the Transaction in a non-discriminatory manner;
and upon request from Counterparty, Dealer shall as promptly as commercially practicable provide Counterparty with a written explanation describing in reasonable detail any determination made by Dealer (but without disclosing Dealer’s proprietary models or other information that may be proprietary or confidential or subject to a contractual, legal or regulatory obligations to not disclose such information).
(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s prior notice, any Scheduled Trading Day following such occurrence to be a Settlement Date for such Transaction (a “Termination Settlement
Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an
Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement
Date when due or otherwise fails to perform obligations within its control in respect of a Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an
Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which
Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind
Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such
Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
Annex II-22
(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-
paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines, based on advice of counsel, that in its reasonable opinion any Shares to be delivered to
Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule
144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private
Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by
Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the
Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to
Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement
Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such
Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares.
Notwithstanding the Agreement or the applicable Confirmation, the date of delivery of such
Restricted Shares shall be the Clearance System Business Day following notice by Dealer to
Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.
(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B)
after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by
Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person
Annex II-23
being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Confirmation or the
Agreement and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable and documented legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Confirmation or the
Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.
(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE
(ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF
ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR
RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE
NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS MASTER CONFIRMATION AND ANY
CONFIRMATION.
(k) Governing Law/Jurisdiction. This Master Confirmation, each Confirmation and any claim, controversy or dispute arising under or related to hereto or thereto shall be governed by the laws of the
State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United
States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l) Designation by Dealer. Notwithstanding any other provision in this Master Confirmation or any
Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in any Confirmation, in the
Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the
Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to the applicable Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under such Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.
(n) Disclosure. Effective from the date of commencement of discussions concerning each
Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of each Transaction and all materials of any kind (including opinions or other tax analyses)
relating to such tax treatment and tax structure.
(o)  [Reserved].
Annex II-24
(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1)
the numerator of which is the aggregate of the Number of Shares for all outstanding Transactions and (2)
the denominator of which is the number of Shares outstanding on such day.
(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof or of any
Confirmation, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of
Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or
otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the
Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” with Dealer within the meaning of Rule
13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold
Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange
Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the
Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery,
(i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.
In addition, notwithstanding anything herein or in any Confirmation to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to
Dealer pursuant to the immediately preceding paragraph.
Dealer represents and warrants that, as of the Trade Date for each Transaction, if Dealer received the maximum number of Shares thereunder and under any Confirmation for any other
Transaction assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder or thereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder or thereunder. Dealer will not knowingly cause the occurrence of an Ownership Event on any day during the term of any
Transaction for the purpose, in whole or in part, of causing the occurrence of a Termination Settlement
Date.
(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as
Annex II-25
amended (the “CEA”), the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the
CEA.
(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing therein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to such Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.
(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation, any
Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, this Master Confirmation, any Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under any Transaction and any and all other Transactions governed by the Agreement shall be permissible.
(u) Tax Matters.
(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of
Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant
Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment
(other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and
the accuracy and effectiveness of any document provided by the other party pursuant to Section
4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.
(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:
(1) Dealer makes the following representations:
a. [Dealer is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under section
1.6049-4(c)(1)(ii)(M) of the U.S. Treasury Regulations. Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for
U.S. federal income tax purposes.] [It is an Ohio Corporation and a corporation for
U.S. federal income tax purposes.] [It is a national banking association organized or
Annex II-26
formed under the laws of the United States and is a United States resident for U.S.
federal income tax purposes.]
(2) Counterparty makes the following representations:
a. [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the U.S.
Treasury Regulations) for U.S. federal income tax purposes.
b. It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the U.S. Treasury Regulations.]
(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United
States Foreign Account Tax Compliance Act. “Tax” as used in Section 7(u)(i) and “Indemnifiable
Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding
Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement. “Code”
means the U.S. Internal Revenue Code of 1986, as amended.
“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
(iv) 871(m) Protocol. To the extent that either party to the Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the
Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m)
Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date for each Transaction under the Agreement. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transactions, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the
Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal
Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “corporation” box checked on line 3 thereof (i) on or before the date of execution of each Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by
Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon reasonable request by Dealer, provide, such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Dealer, that may be required or reasonably requested to allow Dealer to make a payment under any Confirmation without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.
Annex II-27
For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to
Counterparty a valid and duly executed U.S. Internal Revenue Service [Form W-9 or W-8ECI], or
any successor thereto, completed accurately and in a manner reasonably acceptable to
Counterparty and, in particular, with the “corporation” box checked on line 3 or 4 thereof, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by
Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon reasonable request by Counterparty, provide such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Counterparty, that may be required or reasonably requested to allow Counterparty to make a payment under any Confirmation without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.
(w) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the date hereof, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement any Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under any Confirmation, the Equity
Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
(x) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other
Forward” and collectively, the “Other Forwards”) with one or more other dealers and/or affiliates thereof
(each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if
Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash
Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other
Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap
Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such
Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner respect of such Transaction only on alternating
Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled
Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one
Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).
(y) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any
Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the applicable
Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by
Counterparty as a result of breach of any Confirmation.
(z) Counterparts.
(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act,
Annex II-28
the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master
Confirmation, any Confirmation or in any other certificate, agreement or document related to hereto or thereto shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation, any Confirmation or the Agreement.
(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master
Confirmation or any Confirmation by e-mail.
(aa) [US Resolution Stay Protocol.
(i) The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length
Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November
2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”)
page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master
Confirmation, and for such purposes each Confirmation shall be deemed a “Covered
Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a
“Counterparty Entity.” In the event that, after the date of this Master Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay
Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.
“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R.
382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal
Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall
Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]
[ANY ADDITIONAL DEALER-SPECIFIC PROVISIONS]
Annex II-29
Please confirm your agreement to be bound by the terms stated herein by executing the copy of this
Master Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:
Confirmed as of the date first above written:

SILA REALTY TRUST, INC.

By:
Name:
Title:
Annex II-1
ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION
Date: [*], 20[*]
To: Sila Realty Trust, Inc.
1001 Water Street, Suite 800
Tampa, Florida 33602
Attention: Chief Financial Officer
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
1.This Supplemental Confirmation supplements, forms part of, and is subject to, the Master
Confirmation dated as of [*] (as amended and supplemented from time to time, the “Master
Confirmation”) between Sila Realty Trust, Inc. (“Counterparty”) and [DEALER NAME]. All
provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2.The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[*], 20[*]

Maximum Number of Shares to be Sold:	[*]

Hedging Deadline Date:	[*], 20[*]
Final Date:	[*], 20[*]

Initial Forward Price Percentage:	[*] basis points per annum
Spread:	[*] basis points per annum

Initial Stock Loan Fee:	[*] basis points per annum

Maximum Stock Loan Fee:	[*] basis points per annum
Annex II-2
Yours sincerely,
[DEALER NAME]
By: _______________________________
Name:
Title:
Confirmed as of the date first above written:
SILA REALTY TRUST, INC.
By: _______________________________
Name:
Title:
Annex II-3
SCHEDULE I to SUPPLEMENTAL CONFIRMATION DATED [*], 20[*]

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
Annex II-1
ANNEX B
FORM OF PRICING SUPPLEMENT
Date:  [*], 20[*]
To: Sila Realty Trust, Inc.
1001 Water Street, Suite
800 Tampa, Florida 33602
Attention: Chief Financial Officer
From:  [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
This Pricing Supplement is a Pricing Supplement contemplated by the Master Confirmation dated as of [*], 20[*] (as amended and supplemented from time to time, the “Master Confirmation”) between
Sila Realty Trust, Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”). This Pricing Supplement sets forth additional terms for the Transaction (the “Transaction”) evidenced by the Master Confirmation and the Supplemental Confirmation dated as of [*], 20[*] between Counterparty and Dealer, as may be amended and supplemented from time to time (the “Supplemental Confirmation”).
This Pricing Supplement forms part of, and is subject to, the Supplemental Confirmation. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Pricing
Supplement except as expressly modified below.
For all purposes of the Transaction,
(a) the Hedge Completion Date is [*];
(b) the Initial Number of Shares is [*]; and
(c) the Initial Forward Price is USD [*].
Yours sincerely,
[DEALER NAME]
By: ______________________________
Name:
Title: